Exhibit 99.1

Western Union Financial Services, Inc. Resolves Previously Disclosed Investigation by New York Department of Financial Services

Investigation related to prior resolution with U.S. DOJ
regarding matters from 2004 to 2012 period
Resolution recognizes Western Union’s significant compliance enhancements since 2012 and its substantial contributions to law enforcement efforts

ENGLEWOOD, Colo.--(BUSINESS WIRE)—Western Union Financial Services, Inc. (“WUFSI”), a subsidiary of The Western Union Company (NYSE: WU), today announced that it has agreed to a consent order with the New York Department of Financial Services (NYDFS). This agreement resolves a previously disclosed investigation by NYDFS into facts set forth in The Western Union Company’s January 2017 deferred prosecution agreement (DPA) with the U.S. Department of Justice, in which the Company acknowledged deficiencies in its compliance programs during the 2004 to 2012 period.
Under the terms of the consent order, WUFSI will pay a total of $60 million to NYDFS to resolve violations of New York law arising out of the facts set forth in the DPA. The Western Union Company previously accrued $49 million towards resolution of this matter.

In the consent order, NYDFS specifically acknowledges that since 2012, “Western Union has undertaken significant remedial measures, and implemented compliance enhancements, to improve its anti-fraud and anti-money laundering programs” and that “Western Union has made and continues to make substantial contributions to law enforcement efforts through its continuing cooperation with law enforcement authorities in New York and elsewhere.”

Similarly, the U.S. Department of Justice stated in the DPA that Western Union’s compliance improvements and enhancements since 2012 were “taken at the direction of the Chief Executive Officer, the General Counsel, and the Chief Compliance Officer and reflect their ongoing commitment to enhancing compliance policies and procedures.”

Western Union said: “We share the New York Department of Financial Services’ goal of protecting consumers and the integrity of our global money transfer network. We have acknowledged that certain conduct in the 2004 to 2012 period fell short of that goal, but we have made substantial improvements since then as part of our commitment to continually enhance our compliance programs.”

Over the past six years, Western Union increased overall compliance funding by more than 200 percent, and now spends approximately $200 million per year on compliance, with more than 20 percent of its workforce currently dedicated to compliance functions. The comprehensive improvements undertaken by the Company have added more employees with law enforcement and regulatory expertise, strengthened its consumer education and agent training, bolstered its technology-driven controls and changed its governance structure. Over the last six years, the dollar value of reported fraud in consumer-to-consumer transactions, compared with the total value of all such transactions, has dropped more than 60 percent.
About Western Union
The Western Union Company (NYSE: WU) is a leader in global payment services. Individuals and families around the world count on Western Union to reliably and efficiently transfer billions of dollars each year to pay for education, purchase necessities, run businesses and/or help relatives. These services provide an economic lifeline to many people who lack access to the traditional financial system, and play an important role in supporting developing economies.
As of September 30, 2017, the Western Union, Vigo and Orlandi Valuta branded services were offered through a combined network of over 550,000 agent locations in more than 200 countries and territories and over 150,000 ATMs and kiosks, and included the capability to send money to billions of accounts. In 2016, The Western Union Company completed 268 million consumer-to-consumer transactions worldwide, moving $80 billion of principal between consumers, and 523 million business payments.
For more information, visit www.westernunion.com.
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Safe Harbor Compliance Statement for Forward-Looking Statements
This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2015. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.
Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic and trade downturns, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions and integration of acquired businesses and technologies into our Company, and the failure to realize anticipated financial benefits from these acquisitions, and events requiring us to write down our goodwill; political conditions and related actions in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; decisions to change our business mix; changes in tax laws, or their interpretation, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from productivity and cost-savings and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and globally, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, and consumer protection requirements; liabilities or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with compliance with or failure to comply with the settlement agreement with the State of Arizona, as amended; the potential impact on our business from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities related to consumer protection; liabilities resulting from litigation, including class-action lawsuits and similar matters, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security; effects of unclaimed property laws; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: adverse tax consequences from our spin-off from First Data Corporation; catastrophic events; and management's ability to identify and manage these and other risks.
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Contacts
Western Union
Claire Treacy, Corporate Communications
+1 720-332-0652
claire.treacy@westernunion.com
Jennifer Pakradooni, Corporate Communications
+1 720 332 0516
Jennifer.Pakradooni@wu.com

or
Mike Salop, Investor Relations
+1 720-332-8276
mike.salop@westernunion.com
or
Media hotline:
+1 720-332-1000 (select option 3, then 2)
media@westernunion.com